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Exhibit 3.5
                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                               PICK-UPS PLUS INC.

         The undersigned, being the President and Secretary of PICK-UPS PLUS INC., a corporation existing under the laws of the State of Delaware, does hereby certify under the seal of the said corporation as follows:

         1. The name of the Corporation (hereinafter referred to as the "Corporation") is Pick Ups Plus Inc. The date of filing the original Certificate of Incorporation with the Secretary of State of Delaware was February 22, 1993. The date of the filing of the First Certificate of Amendment to the Certificate of Incorporation with the Secretary of the State of Delaware was October 31, 1994. The date of the filing of the Second Certificate of Amendment to the Certificate of Incorporation with the Secretary of the State of Delaware was January 1, 1999. The date of the filing of the Third Certificate of Amendment to the Certificate of Incorporation with the Secretary of the State of Delaware was July 20, 1999. The date of the filing of the Fourth Certificate of Amendment to the Certificate of Incorporation with the Secretary of the State of Delaware was February 25, 2002.

         2. The certificate of incorporation of the Corporation is hereby amended by replacing Article Fourth, in its entirety, with the following:

                  "FOURTH: The Corporation is authorized to issue two classes of stock. One class of stock shall be Common Stock, par value $0.001. The second class of stock shall be Preferred Stock, par value $1.00. The Preferred Stock, or any series thereof, shall have such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions providing for the issue of such stock adopted by the board of directors and may be made dependent upon facts ascertainable outside such resolution or resolutions of the board of directors, provided that the matter in which such facts shall operate upon such designations, preferences, rights and qualifications; limitations or restrictions of such class or series of stock is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such stock by the board of directors.


                  The total number of shares of stock of each class which the Corporation shall have authority to issue and the par value of each share of each class of stock are as follows:

         Class             Par Value                 Authorized Shares
         -----             ---------                 -----------------
         Common            $0.001                     250,000,000
         Preferred         $1.00                       10,000,000
                                                       ----------
                           Totals:                   260,000,000"
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         3. The amendment of the certificate of incorporation herein certified has been duly adopted by the unanimous written consent of the Corporation's Board of Directors and a majority of the Corporation's stockholders in accordance with the provisions of Sections 141(f), 228 and 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this Certificate of Amendment of the Corporation's Certificate of Incorporation, as amended, to be signed by Robert White, its President and Secretary, this 12th day of September, 2003.

                                    PICK-UPS PLUS INC.

                                    By: /s/ Merritt Jesson
                                        --------------------------------
                                        Merritt Jesson, President


                                    By: /s/ Robert White
                                        --------------------------------
                                        Robert White, Secretary